Exhibit 99.1

FOR IMMEDIATE RELEASE

NICHOLAS	Contact:	Katie MacGillivary	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759		Vice President, CFO Ph # - 727-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Announces Retirement

Of CEO, effective September 30, 2017

Clearwater, Florida - June 12, 2017 – Nicholas Financial, Inc. (NASDAQ: NICK) announced the retirement of Ralph T. Finkenbrink as its President and Chief Executive Officer for personal reasons effective as of September 30, 2017. Mr. Finkenbrink will resign as a director and Chairman of the Board, effective as of the date of the Company’s 2017 Annual General Meeting of Shareholders, which is expected to be held prior to the end of September.

The Board of Directors expects to initiate shortly a search for a new President and Chief Executive Officer.

“The Board of Directors of Nicholas Financial expresses its gratitude to Ralph for 29 years of service to the Company, 25 of which have been in senior executive positions” said Kevin D. Bates, Senior Vice President of Branch Operations and a member of the Board of Directors.

About Nicholas Financial

Nicholas Financial, Inc. is one of the largest publicly-traded specialty consumer finance companies in North America. The Company operates branch locations in both Southeastern and Midwestern U.S. states. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, constitute forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

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